BRIDGES INVESTMENT FUND, INC.

AMENDED AND RESTATED

BY-LAWS

ARTICLE I
OFFICES

Section  1.  The principal office shall be located in the city of Omaha, State of Nebraska.

Section  2.  The Corporation may have offices at such other places as the Board of Directors may, from time to time, determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1.  All meetings of stockholders shall be held at the office of the Corporation in the City of Omaha, State of Nebraska or at such other place, either within or without the State of Nebraska, as shall be determined by the Board of Directors and stated in the notice of the meeting provided to the stockholders.

Section 2.  In accordance with Article XVI of the Corporation's Articles of Incorporation and Neb. Rev. Stat. Section 21-2051(4), the Corporation shall not be required to hold an annual meeting of stockholders pursuant to Neb. Rev. Stat. Section 21-2051(1), unless the holding of an annual meeting of stockholders is otherwise required by the Corporation’s Articles of Incorporation or the Investment Company Act and the rules and regulations thereunder.  The Corporation Board of Directors shall, with the assistance of Corporation legal counsel, annually determine whether to hold an annual meeting of stockholders.  In the event the Board of Directors determines to hold an annual meeting of stockholders, such annual meeting shall be held at such date and time as the Board of Directors shall determine, provided such date is no longer than six months following the end of the Corporation’s fiscal year, or fifteen months after the Corporation’s last annual meeting.  If such annual meeting is held, at such annual meeting, the stockholders shall elect a Board of Directors and may transact such other business as may be properly brought before the meeting.  Any business of the Corporation may be transacted at the annual meeting without being specially designated in the notice, except such business as is specifically required by law to be stated in the notice.

Section 3.  The president or a vice president or the treasurer shall prepare or cause to be prepared annually a full correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the proceeding fiscal year, which shall be submitted at the annual meeting and shall be filled within twenty days thereafter at the principal office of the Corporation in the state of Nebraska.

Section 4.  At any time in the interval between annual meetings, special meetings of the stockholders may be called by the Board of Directors, or by the president or a vice president.

Section 5.  Special meetings of the stockholders shall be called by the secretary upon the written request of the holders of shares entitled to not less than ten percent of all the votes entitled to be cast at such meeting.  Such request shall state the purpose or purposes of such meetings and the matters proposed to be acted on thereat.  The secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing such notice of the meeting, and upon payment to the Corporation of such costs the secretary shall give notice stating the purpose or purposes of the meeting to all the stockholders entitled to vote at such meeting.

Section 6.  Not less than ten nor more than fifty days before the date of every stockholders’ meeting, the secretary shall mail to each stockholder entitled to vote at such meeting, postage prepaid, written or printed notice stating the time and the place of the meeting and, in the case of a special meeting the purpose or purposes for which the meeting is called.

Section 7.  No business shall be transacted at a special meeting of stockholders except that specially designated in the notice.

Section 8.  At any meeting of stockholders the presence, in person or by proxy, of stockholders entitled to cast a majority in number of votes shall constitute a quorum; but the section shall not affect any requirement under the statute or under the charter for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 9.  A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute, the charter or these By-Laws.

Section 10.  Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.  A stockholder may vote the shares owned of  record by him either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney in-fact.  No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy.  At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

At all elections of the directors of the Corporation, each stockholder shall be entitled to as many votes as shall equal the number of his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them as he may see fit.

ARTICLE III
DIRECTORS

Section 1.  The number of directors of the Corporation shall be fixed by resolution of the Board of Directors from time to time and shall be not fewer than three (3) nor more than fifteen (15).  By vote of a majority of entire Board of Directors or the stockholders, the number of directors fixed by the charter or by these By-Laws may be increased or decreased from time to time, but the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the board.  In the event the Board of Directors determines to hold an annual meeting of stockholders pursuant to Article II, Section 2 of these By-Laws, at such annual meeting the stockholders shall elect directors to hold office until either the next annual meeting held by the Corporation, or until their successors are elected and qualified in accordance with these By-Laws and applicable law.

Section 2.  Meetings of the Board of Directors, regular or special, may be held at any place in or out of the State of Nebraska as the Board from time to time determine.

Section 3.  Any vacancy in the Board of Directors for any cause, including by reason of an increase in the number of directors, may be filled by the majority of the remaining members of the Board of Directors, although such a majority is less than a quorum, to maximum extent permitted by applicable law, including without limitation, the Nebraska Business Corporation Act and the Investment Company Act of 1940 and the regulations of the Securities and Exchange Commission.  In the event the Board of Directors may not fill a vacancy in the Board of Directors under applicable law, a meeting of the stockholders of the Corporation shall be held promptly in accordance with applicable law for the purpose of electing directors to fill any existing vacancies in the Board of Directors.  A director elected to fill a vacancy, whether by the Board of Directors or the stockholders, shall be elected to hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified in accordance with these By-Laws and applicable law.

Section 4.  The business and the affairs of the Corporation shall be managed by its Board of Director, which may exercise all of the powers of the Corporation, except such as are by law or by charter or by these By-Laws conferred or reserved to the stockholder.

MEETINGS OF THE BOARD OF DIRECTORS

Section 5.  The first meeting of each newly elected Board of Directors shall be held at such place, date and time as the Board of Directors shall determine in its discretion, and as set forth in the notice of such meeting provided to the Board of Directors.

Section 6.  Regular meetings of the Board of Directors may be held without notice at such time and place either within or without the State of Nebraska as shall from time to time be designated by the Board of Directors.

Section 7.  Special meetings of Board of Directors may be called at any time by the Board of Directors or the Executive Committee, if one be constituted, by vote at a meeting, or by the president or by a majority of the directors or a majority of the members of the Executive Committee in writing with or without a meeting.  Special meetings may be held at such place or places within or without Nebraska as may be designated from time to time by the Board of Directors;  in the absence of such designation such meetings shall be held at such places as may be designated in the call.

Section 8.  Notice of the place and the time of every special meeting of the Board of Directors shall be served on each director or sent to him by telegraph or by mail, or by leaving the same at his residence or usual place of business at least two days before the date of the meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the director at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

Section 9.  At all the meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by statute, the charter or these By-Laws.  If a quorum shall not be present at any meeting of directors, the directors present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 10.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if, prior to such action, a written consent is signed by all members of the Board or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 11.  The Board of Directors may appoint from among its members an Executive Committee and other committees composed of two or more directors, and may delegate to such committees, in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except the power to declare dividends, to amend the Articles of Incorporation, to adopt a plan of merger or consolidation, to recommend to the stockholders the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all the property and assets of the Corporation otherwise than in the usual and regular course of its business, to recommend to the stockholders a voluntary dissolution of the Corporation or revocation thereof, to amend the By-Laws of the Corporation, or to recommend to stockholders any action requiring stockholders’ approval.  In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.  The committees shall keep minutes of their proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

COMPENSATION OF DIRECTORS

Section 12.  Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a fixed sum, and expenses of attendance, if any, may be allowed to directors for attendance at each regular or special meetings of the Board of Directors, or of any committee thereof, but nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV
WAIVER OF NOTICE

Section 1.  Whenever any notice of the time, place or purpose of any meeting of stockholders, directors or committee is required to be given under the provisions of the statute or under the provisions of the charter or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of stockholders in person or by proxy, or at the meeting of directors or committee in person, shall be deemed equivalent to the giving of such notice to such persons, except that any stockholder or director may attend a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened without waiving notice thereof.

ARTICLE V
OFFICERS

Section 1.  The officers of the Corporation shall be elected by the Board of Directors and shall be a president, a vice president, a chief compliance officer, a secretary and a treasurer.  The Board of Directors may also elect a Chairman of the Board.  The Chairman of the Board and the president shall be selected from among the directors.  The Board of Directors may also elect additional vice presidents, and one or more assistant secretaries and one or more assistant treasurers.  Any two or more offices, except those of president and secretary, may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the charter or these By-Laws to be executed, acknowledged or verified by two or more officers.  The position of Chairman of the Board may be filled or left vacant at the discretion of the Board of Directors.  The Board of Directors may also elect a Vice Chairman of the Board, who shall be selected from among the independent directors.

Section 2.  The officers of the Corporation shall be elected by the Board of Directors and shall be elected annually by the Board of Directors at its first meeting after each annual meeting of stockholders.

Section 3.  The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and perform such duties as shall be determined from time to time by the Board.  The Board of Directors may from time to time authorize any committee or any officer to appoint subordinate officers and prescribe the duties thereof.

Section 4.  The salaries, if any, of all officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.  It may authorize any committee, or any officer on whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

Section 5.  The officers of the Corporation shall serve for one year and until their successors are elected and qualify.  Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.  If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

THE CHAIRMAN OF THE BOARD

Section 6.  The Chairman of the Board of Directors shall preside at all meetings of the stockholders and directors, and he shall be an ex officio member of the Executive Committee, if one be constituted.  The Chairman of the Board also shall be responsible for determining the agenda for all meetings of the Board, and shall otherwise have and exercise all responsibilities of the Chairman of the Board.  The Vice Chairman of the Board shall perform the duties of the Chairman of the Board, if the Chairman is absent or if the Chairman’s office is vacant.  The Chairman and Vice Chairman of the Board shall each be a disinterested or independent director.

THE PRESIDENT

Section 7.  The president shall be the chief executive officer of the Corporation; he shall be an ex officio member of the Executive Committee, if one be constituted, shall have general active management of the business of the Corporation, and shall see that all orders and resolution of the Board are carried into effect.

Section 8.  He shall execute in the corporate name all authorized deeds, mortgages, bonds, contracts or other instruments requiring a seal, under the seal of the Corporation, except in cases in which the signing or execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

VICE PRESIDENTS

Section 9.  The vice presidents in the order of their election shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties as the Board of Directors shall prescribe.

THE SECRETARY

Section 10.  The secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the Executive Committee or any other committee which may be constituted.  He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the president, under whose supervision he shall be.  He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

THE TREASURER

Section 11.  Except as otherwise authorized by the Board of Directors, the treasurer shall have general supervision of the corporate funds and securities of the Corporation, shall keep regular books of account and shall perform such other duties as may be prescribed by the Board of Directors or may be imposed upon him by law or these By-Laws.

Section 12.  He shall render to the president and directors, at the regular meetings of the Board, or whenever they may require it,  an account of all his transactions as treasurer and of the financial condition of the Corporation.

Section 13.  If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

CHIEF COMPLIANCE OFFICER

Section 14.  The chief compliance officer shall be responsible for administering the Corporation's policies and procedures approved by the Board of Directors under Rule 38-1 of the Investment Company Act of 1940.  Notwithstanding any other provision of these By-Laws, the designation, removal and compensation of the chief compliance officer are subject to Rule 38a-1 under the Investment Company Act of 1940.

ARTICLE VI
CERTIFICATE OF STOCK

Section 1.  Stockholders are not entitled to receive certificates evidencing their share ownership unless the Board of Directors shall by resolution otherwise determine.

Section 2.  Shares of the Corporation shall be transferable on the register of the Corporation by the holder thereof in person or by his agent duly authorized in writing, upon delivery to the Board of Directors or the transfer agent of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization of such other matters as the Corporation or its agents may reasonably require.

TRANSFERS OF STOCK

Section 3.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nebraska.

LOST CERTIFICATE

Section 5.  The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed.  When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or his legal representative to advertise the same in such manner as it shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

ARTICLE VII
GENERAL PROVISIONS

CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE

Section 1.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders or any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days.  If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting.  In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than fifty days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.  When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 2.  The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arrange in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept in file at the registered office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours.  Such lists shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.  The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such lists or transfer books or to vote at any meeting of stockholders.

DIVIDENDS

Section 3.  Dividends upon the capital stock of the Corporation, subject to the provisions of the charter, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.
Whenever dividends are paid out of capital gains, such fact shall be clearly revealed to stockholders and the basis of calculations shall be set forth.

Section 4.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

DEPOSITARIES

Section 5.  All securities, evidences of indebtedness, moneys and funds of the Corporation shall be entrusted to the custody of a depositary or custodian (herein referred to as a depositary) or depositaries, which shall be one or more banks or trust companies (which must be members of the Federal Reserve System) having in each case capital, surplus and undivided profits of not less than Two Million ($2,000,000) dollars and the qualifications prescribed by Section 17(f) of the Investment Company Act of 1940, employed as agent or agents of the Corporation by the Board of Directors with such powers, duties and immunities and on such terms as the Board of Directors shall determine, provided that the terms of employment of any contract of employment with such depositary or depositaries shall conform to the requirements prescribed by such rules and regulations as may be prescribed by the Securities and Exchange Commission pursuant to said Section 17(f) and, except as otherwise provided by such rules and regulations, shall provide substantially as follows:  The depositary shall receive and keep the securities, evidences of indebtedness, moneys and funds entrusted to it as a special account; securities or evidences of indebtedness, other than instruments payable to holder or bearer, shall be held in the name of the depositary or of a nominee or nominees of the depositary in the custody of the depositary or its agents and at all times under its control, and all securities or evidences of indebtedness shall be assigned, transferred, delivered or otherwise dealt with as the Corporation may from time to time by its proper officers in writing direct pursuant to the By-Laws or general or special vote of the Board of Directors; the depositary shall receive and collect the income of all securities or evidences of indebtedness in its custody; moneys or funds of the Corporation received by the depositary shall be deposited in the name of the Corporation with the depositary and/or one or more banks or trust companies and in one or more accounts as the Corporation may direct as aforesaid, but subject only to draft or order of the depositary, and the depositary shall perform with respect thereto the functions of fiscal agent of the Corporation and shall disburse the same as the Corporation may direct as aforesaid.

Section 6.  Such contract shall further provide that the depositary shall deliver securities owned by the Corporation only upon sale of such securities for the account of the Corporation and receipt of payment therefor by the depositary or when such securities may be called, redeemed, retired or otherwise become payable.  Such limitations shall not prevent:

(a)  The delivery of securities for examination to the broker selling the same in accord with the “street delivery” custom whereby such securities are delivered to such broker in exchange for a delivery receipt exchanged on the dame day for certification;

(b)  the delivery of securities of an issuer in exchange for or conversion into other securities alone or cash and other securities pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment of the securities of such issuer;

(c)  the conversion by the depositary of securities owned by the Corporation pursuant to the provisions of such securities into other securities;

(d)  the surrender by the depositary of warrants, rights or similar securities owned by the Corporation in the exercise of such warrants, rights or similar securities, or the surrender of interim receipts or temporary securities for definitive securities;

(e)  the delivery of securities as collateral on borrowing effected by the Corporation;

(f)  the delivery of securities owned by the Corporation as a redemption in kind of securities issued by the Corporation.

The depositary shall deliver funds of the Corporation only upon the purchase of securities for the portfolio of the Corporation and the delivery of such securities to the depositary, but such limitation shall not prevent the release of funds by the depositary for redemption of shares issued by the Corporation, for payment, of interest, dividend disbursements, taxes, management fees, for payments in connection with the conversion, exchange or surrender of securities owned by the Corporation as set forth in sub-paragraphs (b), (c) and (d) above and for operating expenses of the Corporation.

Section 7.  Any employment of the depositary or contract of employment with the depositary shall be terminable at any time by the Board of Directors and may be terminated on sixty (60) days’ notice in writing by the depositary and upon any such termination the depositary shall turn over only to the succeeding depositary designated by the Board of Directors all funds, securities and property and documents of the Corporation in its possession.

CHECKS

Section 8.  Except as otherwise authorized by the Board of Directors, all checks and drafts for the payment of money shall be signed in the name of the Corporation by the depositary, and all requisitions or orders for the payment of money by the depositary or for the issue of checks and drafts therefor, all promissory notes, all assignments of stock or securities standing in the name of the Corporation, and all requisitions or orders for the assignment of stock or securities standing in the name of the depositary or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the Corporation by not less than two of its officers.  Promissory notes, checks or drafts payable to the Corporation may be endorsed only to the order of the depositary or its nominee by the treasurer or president or by such other person or persons as shall be thereto authorized by the Board of Directors.

DEALINGS WITH OFFICERS AND DIRECTORS

Section 9.  No purchase of stock or securities (other than the stock of this Corporation purchased in accordance with the provisions of the charter) shall be made from any officer or director of this Corporation.  No officer or director acting as broker shall receive directly or indirectly any compensation, fee, commission or other remuneration in connection with any purchase or sale by the Corporation of stock or securities issued by it and no officer or director so acting shall receive directly or indirectly any compensation, fee, commission or other remuneration except as provided in Section 17(e) of the Investment Company Act of 1940 and such rules and regulations as may be prescribed thereunder by the Securities and Exchange Commission in connection with any purchase of any other stocks or securities of the Corporation.  Except as herein provided, however, full power and authority is conferred upon the Board of Directors, if they deem it expedient, to employ the services of any firm or Corporation in connection with the management of the Corporation and the conduct of its business, notwithstanding the connection with such firm or Corporation of one or more officers or directors of this Corporation.

The Corporation may not purchase or retain securities of an issuer any of whose officers or directors or security holders is an officer or director of the Corporation, if one or more of the officers or directors of the Corporation owns beneficially more than one-half of one percent of the securities of such issuer and such officers and directors of the Corporation owning more than one-half of one per cent together own more than five per cent of the securities of such issuer.  No officer or director shall take a short position in the capital stock of the Corporation.

FISCAL YEAR

Section 10.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SEAL

Section 11.  The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Nebraska."  The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.  Notwithstanding anything to the contrary herein, a corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the Corporation.

STOCK LEDGER

Section 12.  A register of the Corporation containing the names and addresses of the stockholders and the number of shares held by them respectively and a record of all transfers thereof, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

ARTICLE VIII
AMENDMENTS

Section 1.  The Board of Directors shall have the power, at any regular meeting or at any special meeting, if notice thereof be included in the notice of such special meeting, to alter or repeal any By-Laws of the Corporation to make new By-Laws except that the Board of Directors shall not alter or repeal any By-Laws made by the stockholders and shall not alter or repeal Sections 3, 5, 6, 7, 8 or 9 of Article VII of these By-Laws.

Section 2.  The stockholders shall have the power, at any annual meeting or at any special meeting, if notice thereof be included in the notice of such special meeting, to alter or repeal any By-Laws of the Corporation and to make new By-Laws.

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These Amended and Restated By-Laws of the Fund have been approved by the Board of Directors of the Fund at a meeting of the Board of Directors held on May 21, 2013.

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